Exhibit 99.1

For Immediate Release
Contact: Investor Relations
PRESS RELEASE	Tel: 281.529.7979
GLOBAL INDUSTRIES, LTD. ANNOUNCES RESULTS
FOR THE FIRST QUARTER OF 2009
Carlyss, Louisiana, May 6, 2009 — Global Industries, Ltd. (Nasdaq: GLBL) announced revenues of $269.5 million for the first quarter of 2009 compared to $301.5 million in the first quarter of 2008. Net income was $19.0 million, or $0.17 per diluted share, for the first quarter of 2009 compared to $26.1 million, or $0.22 per diluted share, in the first quarter of 2008.
Commenting on the first quarter results, Chairman and Chief Executive Officer John A. Clerico stated, “We continue to make progress on our recovery plan at Global, and I am pleased to report that we returned to profitability in the first quarter. Although we experienced additional deterioration in our Camarupim project, this was more than offset by successful project execution elsewhere and the impact of our continuing cost reduction efforts. Industry conditions remain challenging, and we are focused on proactive cost control, effective project management and delivery of solutions for customers in order to continue to improve our performance.”
During the first quarter of 2009, our Company booked $143.8 million of new work resulting in a backlog of $394.0 million as of March 31, 2009. Commenting on the backlog results, John Clerico stated, “We are wrapping up our current project in Nigeria and have no booked projects for our West Africa Business Unit in our current backlog. Consequently, we have made the decision to curtail our operations in West Africa in an effort to minimize the impact on our operating results. We shall continue to evaluate the West Africa region for prospective future projects and re-enter that market if viable, profitable projects make it feasible to do so.”
Revenue for the first quarter of 2009 included major project pipeline repair and replacement work in Nigeria, pipeline repairs in Mexico, pipeline installation off the West Coast of India, the Berri and Qatif project in Saudi Arabia, and the Camarupim project in Brazil. North America Subsea activity consisting of smaller projects and dive support services also contributed to revenues for the quarter. The Camarupim project incurred additional cost to complete due to the necessity to hire a third party dive support vessel and saturation system.
Selling, general and administrative expenses of $19.9 million for the first quarter of 2009 decreased by $3.2 million over the same quarter last year, due to company-wide cost control activities. Interest income of $0.6 million for the first quarter of 2009 decreased by $6.2 million over the same quarter last year primarily due to substantially lower interest rates and decreased cash balances.
A conference call will be held at 9:00 a.m. Central Time on May 7, 2009. Anyone wishing to listen to the conference call may dial 888-677-0183 (domestic) or 1-773-756-0451 (international) and request connection to the “Global First Quarter Earnings” call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on our Company’s website at www.globalind.com, where it will also be archived for anytime reference until May 29, 2009.
All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global’s express written consent.
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Global Industries, Ltd. is a leading solutions provider of offshore construction, engineering, project management, and support services including pipeline construction, platform installation and removal, deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. Our Company’s shares are traded on The NASDAQ Global Select Market under the symbol “GLBL.”
This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements are based on current information and expectations of Global that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: Global’s level of capital expenditures, worldwide economic conditions, various risks related to international operations, the ability retain skilled workers, general industry conditions, prices of crude oil and natural gas, our ability to obtain and the timing of new projects and changes in competitive factors. Although we believe that in making such statements our expectations are based on reasonable assumptions, should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.
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FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” became effective for our Company beginning January 1, 2009 and is applied retrospectively to all periods presented in this news release.
Set forth are our Company’s results of operations for the periods indicated.
RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenues	$269,465	$301,465
Cost of operations	224,098	247,135

Gross profit	45,367	54,330
Gain on asset disposal and impairments	(4,808)	(2,163)
Selling, general and administrative expenses	19,871	23,039

Operating income	30,304	33,454

Interest income	574	6,764
Interest expense	(3,493)	(5,226)
Other income (expense), net	2,078	856

Income before taxes	29,463	35,848
Income taxes	10,432	9,738

Net income	$19,031	$26,110

Earnings Per Common Share
Basic	$0.17	$0.23
Diluted	0.17	0.22

Weighted Average Common Shares Outstanding
Basic	113,671	115,267
Diluted	114,062	116,742

Other Data
Depreciation and Amortization	$17,603	$15,180
Backlog at end of period	394,033	536,606
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During the first quarter of 2009, we discontinued allocation of corporate stewardship costs to our reportable segments. This change has been reflected as a retrospective change to the financial information for the three months ended March 31, 2008 presented below. This change did not affect our consolidated results of operations or tax reporting.
Set forth are our Company’s results of operations by reportable segment for the periods indicated.
RESULTS OF OPERATIONS BY REPORTABLE SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Total segment revenues
North America OCD	$5,319	$6,940
North America Subsea	31,552	24,019
Latin America	76,316	70,172
West Africa	65,132	40,617
Middle East	24,509	85,509
Asia Pacific/India	69,813	82,008

Subtotal	272,641	309,265

Intersegment eliminations
North America Subsea	(1,012)	(6,038)
Middle East	(2,164)	(1,762)

Subtotal	(3,176)	(7,800)

Consolidated revenues	$269,465	$301,465

Income (loss) before taxes
North America OCD	$(12,238)	$(7,272)
North America Subsea	11,988	(654)
Latin America	6,022	19,883
West Africa	17,778	(4,178)
Middle East	6,322	19,488
Asia Pacific/India	7,379	13,896
Corporate	(7,788)	(5,315)

Consolidated income before taxes	$29,463	$35,848

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CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$268,024	$287,669
Restricted cash	83,078	94,516
Accounts receivable — net of allowance of $12,112 for 2009 and $12,070 for 2008	193,002	180,018
Unbilled work on uncompleted contracts	116,263	86,011
Contract costs incurred not yet recognized	10,138	11,982
Deferred income taxes	9,153	7,223
Assets held for sale	16,417	2,181
Prepaid expenses and other	44,010	44,585

Total current assets	740,085	714,185

Property and Equipment, net	608,256	599,078

Other Assets
Marketable securities — long-term	41,384	42,375
Accounts receivable — long-term	22,246	22,246
Deferred charges, net	66,473	70,573
Goodwill	37,388	37,388
Other	3,500	3,508

Total other assets	170,991	176,090

Total	$1,519,332	$1,489,353

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long term debt	$3,960	$3,960
Accounts payable	213,017	207,239
Employee-related liabilities	28,577	26,113
Income taxes payable	49,628	38,649
Accrued interest payable	2,100	5,613
Advance billings on uncompleted contracts	16,599	4,609
Accrued anticipated contract losses	17,900	35,055
Other accrued liabilities	10,690	12,053

Total current liabilities	342,471	333,291

Long-Term Debt	290,025	289,966
Deferred Income Taxes	64,206	64,020
Other Liabilities	12,971	13,266

Commitments and Contingencies	—	—

Shareholders’ Equity
Common stock, $0.01 par value, 150,000 shares authorized, and 120,017 and 119,650 shares issued at March 31, 2009 and December 31, 2008, respectively	1,200	1,197
Additional paid-in capital	510,820	509,345
Retained earnings	413,731	394,699
Treasury stock at cost, 6,130 shares in 2009 and 6,130 shares in 2008	(105,038)	(105,038)
Accumulated other comprehensive loss	(11,054)	(11,393)

Total shareholders’ equity	809,659	788,810

Total	$1,519,332	$1,489,353

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